Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We consent to the use in this Amendment No.2 to Registration Statement on Form F-1 of our report dated November 30, 2021, relating to the consolidated financial statements of Versus Systems Inc., which is part of this Amendment No. 1 to Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

December 13, 2021